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                                                                 EXHIBIT 23.2


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



To the Board of Directors
First State Bancorp
Granada Hills, California


We hereby consent to the use in this Registration Statement on Form S-4 for First State Bancorp of our report dated January 23, 2003 relating to the financial statements of First State Bank of California as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000, and to the reference to our Firm under the caption "Experts" in the Registration Statement.




/s/ Hutchinson and Bloodgood LLP

Glendale, California
September 25, 2003